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                                                                 Exhibit 10.8


                             MEMORANDUM OF AGREEMENT

      THIS MEMORANDUM OF AGREEMENT ("Memorandum") is entered into this 25th day of February, 1999, by and among MEDICONSULT.COM, INC., a Delaware corporation ("Mediconsult"), and Timi Gustafson, Mark Gustafson and Cynthia Fink (each a "Shareholder" and collectively the "Shareholders").

                                    RECITALS

Shareholders have been discussing with Mediconsult the sale to Mediconsult of all of the outstanding shares (the "Company Shares") of CybertDiet, Inc. (the "Company"). Set forth below are the principle understandings of the parties.

PUT AND CALL.     The Shareholders shall grant to Mediconsult the right (the
"Call Right") to purchase all but not less than all of the Company Shares.

      Mediconsult shall grant to the Shareholders the right (the "Put Right") to require Mediconsult to purchase all of the Company Shares. The Put Right may be exercised by the Shareholders only (i) after the delivery by the Shareholders of audited financial statements of the Company in accordance with SEC requirements for the period from the inception of the Company through December 31, 1998, which audited financial statements may not be materially different from the unaudited financial statements of the Company for such period previously delivered to Mediconsult and (ii) upon confirmation, in a form reasonable satisfactory to Mediconsult, that Company web site traffic at the time of the exercise of the Put Right has not materially decreased from the date of this Memorandum. The accounting firm will be selected and paid by Mediconsult. The Put Right may not be exercised prior to the earlier of (i) the date ten days after the effective date of the S-1 registration statement or (ii) the date the S-1 is abandoned or withdrawn from the registration process.

      Mediconsult acknowledges the existence of the loan to the Company by Timi Gustafson in the original principal amount of $53,500 and agrees that after the exercise of the Put Right or the Call Right, the obligation shall remain an obligation of the Company and shall be paid pursuant to its terms and conditions.

      Each of the Put Right and the Call Right may be exercised only one time and must be exercised, if at all, prior to the date six months after the date of this Memorandum.

PURCHASE PRICE.   The purchase price ("Purchase Price") for all of the Company
Shares shall be 400,000 shares of common stock of Mediconsult (the "Mediconsult Shares"). The Purchase Price shall be allocated pro-rata among each of the Shareholders based on each Shareholder's respective ownership interest in the Company. If any change is made in the shares of Mediconsult through stock splits, stock dividends or


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combination of shares or the like after the date hereof, appropriate adjustment shall be made in the number of Mediconsult Shares so as to avoid any enlargement or dilution of the Purchase Price.

EMPLOYMENT AGREEMENTS. Upon the exercise of the Put Right or the Call Right, Mediconsult and each of Timi Gustafson and Cynthia Fink shall enter into employment agreements with Mediconsult in form and substance mutually agreeable to each of the parties.

MANAGEMENT AGREEMENTS. The Shareholders shall cause the Company to enter into an agreement (the "Management Agreement") with Mediconsult pursuant to which the Company and Mediconsult will jointly manage the Company's Web site prior to the exercise or expiration of the Put Right or the Call Right. In conjunction therewith, Mediconsult shall enter into consulting agreements (the "Consulting Agreements") with Timi Gustafson and Cynthia Fink. The terms of the Management Agreement and the Consulting Agreements shall be mutually agreed upon by the respective parties thereto; provided that the management by Mediconsult shall be exclusive, and Mediconsult shall have the sole right to place advertisements on the Web site of the Company, to link traffic, and manage the content of the Web site. Such rights of Mediconsult shall be subject to such approvals, guidelines and compensation as the parties may determine. The Management Agreement and the Consulting Agreements shall terminate upon the first to occur of (i) the mutual agreement of the Company and Mediconsult, (ii) the date the Put Right or the Call Right is exercised, or (iii) the date of the expiration of the Put Right and the Call Right, if neither is exercised.

NON-COMPETITION. Neither Timi Gustafson nor Cynthia Fink for a period of two years from the date of the exercise of the Put Right or the Call Right shall directly or indirectly own, participate in the ownership, management or operation of any business which is competitive with the business of Mediconsult or the Company as of the date of this Memorandum.

REGISTRATION RIGHTS.    The Shareholders will be entitled to customary piggyback
and S-3 registration rights with respect to the Mediconsult Shares, the specific terms of which shall be mutually agreed upon by Mediconsult and the Shareholders.

RESTRICTIONS ON TRANSFER.     If the Put Right or the Call Right is exercised
prior to the effective date of the Mediconsult S-1, ten percent of the Mediconsult Shares shall be registered by Mediconsult in such offering. The balance of the Mediconsult Shares shall not be transferred except pursuant to an effective registration statement satisfying the requirements of the Securities Act of 1933, as amended (the "Securities Act"), a valid exemption therefrom or Rule 144 of the Securities Act. The Shareholders shall execute a customary lockup agreement for a period not to exceed 180 days with respect to any Mediconsult Shares not registered under the S-1 on the same terms as the Mediconsult directors and executive officers.


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      The parties intend to enter into one or more formal agreements incorporating the terms hereof, which documents will include customary deliveries, closing conditions (including the absence of adverse change other than due to the actions of Mediconsult under the Management Agreement not concurred with or approved by a Shareholder) and representations and warranties. However, until such formal agreement or agreements are signed this memorandum of agreement will be deemed a binding agreement of the parties, governed and construed in accordance with the laws of the State of California. This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first above written.

MEDICONSULT.COM, INC.,                  /s/Timi Gustafson
a Delaware corporation                  _______________________
                                        Timi Gustafson



By, /s/Robert A. Jennings               /s/Cynthia Fink
   _______________________              _______________________
                                        Cynthia Fink

Its: CEO
   _______________________
                                        /s/Mark Gustafson
                                        _______________________
                                        Mark Gustafson


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